Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Basis of presentation

The following unaudited pro forma consolidated balance sheet and statements of income are presented to give effect to the acquisition of Cura Health Management LLC (“CHM”) by HealthLynked Corp (“HealthLynked”). The pro forma information was prepared based on the historical financial statements and related notes of HealthLynked and CHM, as adjusted for the pro forma impact of applying the acquisition method of accounting in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). The pro forma adjustments are based upon available information and assumptions that HealthLynked believes are reasonable. The allocation of the purchase price of the CHM acquisition reflected in these unaudited pro forma consolidated financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. The pro forma adjustments are therefore preliminary and have been prepared to illustrate the estimated effect of the acquisition.

The unaudited pro forma consolidated balance sheet has been prepared to reflect the transaction as if the transaction had occurred on March 31, 2020. The unaudited pro forma consolidated statements of operations combine the results of HealthLynked and CHM for the three months ended March 31, 2020, as if the transaction had occurred on January 1, 2020 and for the fiscal year ended December 31, 2019, as if the transaction had occurred on January 1, 2019.

The unaudited pro forma consolidated financial statements were prepared using the acquisition method of accounting with HealthLynked treated as the acquiring entity. Accordingly, the aggregate value of the consideration paid by HealthLynked to complete the acquisition was allocated to the assets acquired and liabilities assumed from CHM based upon their estimated fair values on the closing date of the acquisition. HealthLynked has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from CHM and the related allocations of purchase price, nor has HealthLynked identified all adjustments necessary to conform CHM’s accounting policies to HealthLynked’s accounting policies. Additionally, a final determination of the fair value of assets acquired and liabilities assumed from CHM will be based on the actual net tangible and intangible assets and liabilities of CHM that existed as of the closing date. Accordingly, the pro forma purchase price adjustments presented herein are preliminary, and may not reflect any final purchase price adjustments made. HealthLynked estimated the fair value of CHM’s assets and liabilities based on discussions with CHM’s management, due diligence and preliminary work performed by third-party valuation specialists. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may result in material differences from the information presented herein.

HealthLynked Corp.

Unaudited Pro Forma Consolidated Balance Sheets

As of March 31, 2020

			Pro Forma		Pro Forma
	HealthLynked	CHM	Adjustments		Consolidated
ASSETS
Current Assets
Cash	$204,266	$176,190	$(89,000	)(1)	$291,456
Accounts receivable, net	74,161	52,874			127,035
Inventory	89,601				89,601
Prepaid expenses	56,766	28,199			84,965
Deferred offering costs	6,401				6,401
Total Current Assets	431,195	257,263	(89,000)		599,458

Property, plant and equipment, net	491,047				491,047
Intangible assets, net	1,134,585		1,282,976	(2)	2,417,561
ROU lease assets, deposits and other long term assets	255,662	53			255,715

Total Assets	$2,312,489	$257,316	$1,193,976		$3,763,781

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$786,095	$5,147	$		$791,242
Deferred revenue		50,420			50,420
Lease liability, current portion	145,869				145,869
Due to related party, current portion	509,563	11,265			520,828
Notes payable to related party, current portion	817,037				817,037
Convertible notes payable, net of original issue discount	1,651,917		88,982	(3)	1,740,899
Notes payable					---
Contingent acquisition consideration	50,263		1,057,785	(4)	1,108,048
Derivative financial instruments	219,938		36,018	(5)	255,956
Total Current Liabilities	4,180,682	66,832	1,182,785		5,430,299

Long-Term Liabilities
Contingent acquisition consideration, long term portion	256,031				256,031
Lease liability, long term portion	103,225				103,225

Total Liabilities	4,539,938	66,832	1,182,785		5,789,555

Shareholders’ Deficit
Common stock	11,889		224	(6)	12,113
Common stock issuable	205,241				205,241
Additional paid-in capital	14,165,291		201,451	(7)	14,366,742
Members’ equity	---	190,484	(190,484	)(8)	---
Retained earnings (accumulated deficit)	(16,609,870)				(16,609,870)
Total Shareholders’ Deficit	(2,227,449)	190,484	11,191		(2,025,774)

Total Liabilities and Shareholders’ Deficit	$2,312,489	$257,316	$1,193,976		$3,763,781

HealthLynked Corp.

Unaudited Pro Forma Consolidated Statement of Operations

For the Three Months Ended March 31, 2020

				Pro Forma		Pro Forma
	HealthLynked	CHM		Adjustments		Consolidated
Revenue
Patient service revenue, net	$1,336,940	$		$		$1,336,940
Medicare shared savings revenue						---
Service revenue			151,259			151,259
Total revenue	1,336,940		151,259			1,488,199

Operating Expenses
Practice salaries and benefits	765,121					765,121
Other practice operating expenses	563,691					563,691
General and administrative	510,976		173,732			684,708
Depreciation and amortization	24,786				(1)	24,786
Total Operating Expenses	1,864,574		173,732			2,038,306

Loss from operations	(527,634)		(22,473)			(550,107)

Other Income (Expenses)
Loss on extinguishment of debt	(467,937)					(467,937)
Change in fair value of debt	35,965					35,965
Amortization of original issue and debt discounts on notes payable and convertible notes	(292,163)			(11,680	)(2)	(303,843)
Change in fair value of derivative financial instrument	733,734					733,734
Interest expense	(62,181)			(3,191	)(2)	(65,372)
Total other expenses	(52,582)			(14,871)		(67,453)

Net loss before provision for income taxes	(580,216)		(22,473)	(14,871)		(617,560)

Provision for income taxes	---					---

Net loss	$(580,216)		$(22,473)	$(14,871)		$(617,560)

Net loss per share, basic and diluted:
Basic	$(0.005)					$(0.005)
Fully diluted	$(0.005)					$(0.005)

Weighted average number of common shares:
Basic	114,601,960			2,240,838	(3)	116,842,798
Fully diluted	114,601,960			2,240,838	(3)	116,842,798

HealthLynked Corp.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2019

				Pro Forma		Pro Forma
	HealthLynked	CHM		Adjustments		Consolidated
Revenue
Patient service revenue, net	$4,018,818	$		$		$4,018,818
Medicare shared savings revenue			1,920,318			1,920,318
Service revenue			95,000			95,000
Revenue from related parties			3,250			3,250
Total revenue	4,018,818		2,018,568			6,037,386

Operating Expenses
Practice salaries and benefits	2,393,954					2,393,954
Other practice operating expenses	1,845,070					1,845,070
Provider shared savings expense			780,982			780,982
General and administrative	2,915,419		257,184			3,172,603
Depreciation and amortization	73,385				(1)	73,385
Total Operating Expenses	7,227,828		1,038,166			8,265,994

Income (loss) from operations	(3,209,010)		980,402			(2,228,608)

Other Income (Expenses)
Loss on extinguishment of debt	(1,229,777)					(1,229,777)
Change in fair value of debt	(121,508)					(121,508)
Financing cost	(135,528)					(135,528)
Amortization of original issue and debt discounts on notes payable and convertible notes	(1,260,513)			(39,018	)(2)	(1,299,531)
Change in fair value of derivative financial instrument	671,822					671,822
Interest expense	(244,085)			(3,191	)(2)	(247,276)
Total other expenses	(2,319,589)			(42,209)		(2,361,798)

Net loss before provision for income taxes	(5,528,599)		980,402	(42,209)		(4,590,406)

Provision for income taxes	---					----

Net income (loss)	$(5,528,599)		$980,402	$(42,209)		$(4,590,406)

Net loss per share, basic and diluted:
Basic	$(0.056)					$(0.045)
Fully diluted	$(0.056)					$(0.045)

Weighted average number of common shares:
Basic	99,059,677			2,240,838	(3)	101,300,515
Fully diluted	99,059,677			2,240,838	(3)	101,300,515

HealthLynked Corp.

Notes to Unaudited Pro Forma Consolidated Financial Information

Note 1 – Purchase Price Consideration

On May 18, 2020, the Company acquired a 100% interest in CHM and its wholly owned subsidiary AHP. Under the terms of acquisition, the Company paid CHM shareholders the following consideration: (i) $214,000 in cash paid at closing, (ii) 2,240,838 shares of HealthLynked common stock issued at closing, (iii) up to $223,500 additional cash and $660,000 in additional shares of HealthLynked common payable at the time CHM receives the final assessment of the calculation of MSSP savings for the 2019 program year, with this amount prorated based on a target MSSP payment (plus other ancillary revenue) of $1,725,000, and (iv) up to $437,500 based on the business achieving annual revenue of $2,250,000 and annual profit of $500,000 in each of the four years following closing.

The fair value of the 2,240,838 common shares issued at closing was determined using the intraday average high and low trading price of the Company’s common shares on the acquisition date. The terms of the earn out require the Company to pay the former owners of CHM up to $62,500, $125,000, $125,000 and $125,000 on the first, second, third and fourth anniversary, respectively, based on achievement by the underlying business of revenue of at least $2,250,000 (50% weighting) and profit of at least $500,000 (50% weighting) in the year preceding each anniversary date. The fair value of the contingent acquisition consideration related to both the four-year earn-out and the current year MSSP savings amount were calculated using a probability-weighted discounted cash flow projection.

The table below represents the total fair value of the purchase price consideration:

Cash paid at closing	$214,000
Shares issued at closing	201,675
Cash and shares contingent upon 2019 program year MSSP payment target	778,192
Cash contingent upon four-year earn-out	279,593

$1,473,460

Note 2 – Pro Forma Adjustments

Following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma consolidated financial statements.

Adjustments to the pro forma consolidated balance sheet

(1)	The pro forma adjustments to cash reflect the cash paid for the acquisition as follows:

Cash portion of purchase consideration	$(214,000)
Proceeds from convertible note payable used to finance portion of acquisition	125,000
Total	$(89,000)

(2)	The pro forma adjustments to goodwill and other intangible assets reflect the following:

Cash portion of purchase consideration	$214,000
Stock consideration	201,675
Contingent purchase consideration	1,057,785
Eliminate equity of CHM	(190,484)
Total	$1,282,976

The aggregate value of the consideration paid by HealthLynked to complete the acquisition was allocated to the assets acquired and liabilities assumed from CHM based upon their estimated fair values on the closing date of the acquisition. HealthLynked has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from CHM and the related allocations of purchase price. Accordingly, such excess is presented as “Goodwill and other intangible assets” on the accompanying unaudited pro forma consolidated balance sheets.

(3)	The pro forma adjustment to convertible notes payable reflects the issue date fair value of a convertible note that financed in part the cash portion of the acquisition price paid at closing (the “Note”), comprised of $128,000 face value net of a $3,000 cash discount and a $36,018 discounts for the fair value of a beneficial conversion features.

(4)	The pro forma adjustments to contingent acquisition consideration reflects the fair value of future purchase price consideration that can be earned by the selling shareholders based on achievement of specified milestones in the underlying CHM business as follows: (i) up to $223,500 additional cash payable at the time CHM receives the final assessment of the calculation of Medicare Shared Savings Plan (“MSSP”) savings for the current year (estimated to be by September 2020), with this amount prorated based on a target MSSP payment (plus other ancillary revenue) of $1,725,000; (ii) up to $660,000 additional shares of HealthLynked common stock prorated against a target MSSP payment of $1,725,000; (iii) earn-out payments up to a total of $437,500 based on the business achieving annual revenue of $2,250,000 and annual profit of $500,000 in each of the four years following closing, with $62,500 available in year one following the closing and $125,000 available in years 2-4, weighted each year 50% on revenue goal and 50% on profit goal.

(5)	The pro forma adjustment to derivative financial instrument is to record the beneficial conversion feature of the Note as if it had had been issued as of the balance sheet date. The convertible note contained an embedded conversion feature (“ECF”) that qualified for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The inception date fair value of the ECF was $36,018.

(6)	The pro forma adjustment to common stock reflects the $0.0001 par value of the 2,240,838 shares issued at closing.

(7)	The pro forma adjustment to additional paid-in capital reflects the following:

Number of shares	2,240,838
Average of high and low trading prices on closing date (May 18, 2020)	$0.090
Fair value of shares	$201,675
Less: portion of stock consideration allocated to common stock	$(224)
Portion of stock consideration allocated to additional paid-in capital	$201,451

(8)	The pro forma adjustments to retained earnings is to eliminate the retained earnings of CHM.

Adjustments to the pro forma consolidated statement of operations

(1)	No pro forma adjustment is recorded to reflect the amortization of purchased intangibles, comprised of ACO Physician Contracts and Goodwill, because HealthLynked these intangible assets to have an indefinite life.

(2)	Pro forma adjustments reflect pro forma amortization of original issue and debt discounts and accrued interest on the Note for the periods presented.

(3)	The pro forma adjustments to weighted average common shares reflects 2,240,838 shares issued as consideration at closing of the acquisition of CHM as if the acquisition had occurred at the beginning of the period presented